EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


            Name                             State of Incorporation
            ----                             ----------------------
Nationwide Automated Systems, Inc.                California

Trigate Associates, Inc. (inactive)                Nevada